UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 22, 2009
                                                           -------------

                           GREENE COUNTY BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

     Federal                        0-25165                 14-1809721
    --------                        -------                 ----------
(State or Other Jurisdiction      (Commission              (I.R.S. Employer
  of Incorporation)                 File Number)            Identification No.)

                       302 Main Street, Catskill, NY 12414
                       -----------------------------------
                    (Address of principal executive offices)

                                 (518)-943-2600
                                 --------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2009, The Bank of Greene County (the "Bank"), the wholly owned subsidiary of Greene County Bancorp, Inc. (the "Company"), entered into a supervisory agreement with the Office of Thrift Supervision (the "OTS"), the
Bank's primary federal regulator, in response to certain deficiencies and weaknesses related to the Bank's overdraft protection program and related to compliance with certain flood laws and regulations. The agreement requires, among other things, (A) development and implementation of policies and procedures for a comprehensive overdraft protection program; (B) establishment of a system to detect, monitor and report overdraft activity; and (C) revised overdraft protection program disclosure statements. The agreement also requires the Bank to reimburse customers for fees that violated certain daily transaction fee and dollar cap limits. On July 16, 2009, the Bank refunded approximately $89,000 in such fees to affected customers. The agreement also requires development and implementation of a program for compliance with flood laws and regulations.

The supervisory agreement is attached as an Exhibit to this Current Report on Form 8-K. The foregoing description of the terms of the agreement is qualified by reference to the agreement itself. The supervisory agreement will remain in effect until modified, suspended or terminated by the OTS.

The Board of Directors and senior management of the Company and the Bank are committed to thoroughly and expeditiously addressing and resolving all issues raised in the supervisory agreement on a timely basis. The Bank has already fulfilled a number of the obligations set forth in the supervisory agreement, including the fee reimbursement obligation, and is in the process of undertaking several actions to comply with the remaining requirements imposed by the supervisory agreement. Compliance with the supervisory agreement is not expected to have a material adverse effect on the Company's or the Bank's business or operations.

Statements contained in this Current Report on Form 8-K that are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors that could result in material variations include, but are not limited to, unanticipated events related to the supervisory agreement or actions by regulators; and the inability of the Bank and the Company to comply with the supervisory agreement. These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements.

Item 9.01. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired: None

     (b)  Pro Forma Financial Information: None

     (c)  Shell company transactions: None

     (d)  Exhibits: Exhibit 10.1
                    Supervisory Agreement, dated as of July 22, 2009

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GREENE COUNTY BANCORP, INC.


Date: July 22, 2009                By:  /s/ Donald E. Gibson
                                        ---------------------------------------
                                        Donald E. Gibson
                                        President and Chief Executive Officer



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